UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 6, 2022
Federal Home Loan Bank of Topeka
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(Exact name of registrant as specified in its charter)

Federally chartered corporation of the United States	000-52004	48-0561319
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
500 SW Wanamaker Road, Topeka, KS		66606
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: 785.233.0507

Not Applicable
___________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                        Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 23, 2022, the Compensation, Human Resources and Inclusion Committee of the Board of Directors of the Federal Home Loan Bank of Topeka (FHLBank) approved changes to the individuals identified as Participants in FHLBank’s Change in Control Plan and the associated Tier Levels. On July 6, 2022, FHLBank determined that non-objection by the Federal Housing Finance Agency (Finance Agency) to the Change in Control Plan Participants and Tier Levels was not required.

Effective upon the signing of a Participation Agreement by each Participant as required by the Change in Control Plan, Sonia R. Betsworth, Executive Vice President and Chief Administrative Officer, will participate in the Change in Control Plan at Tier 2, which includes a 2.00 compensation multiplier. Additionally, Martin L. Schlossman, Jr., Senior Vice President and Chief Risk Officer, will participate in the Change in Control Plan at Tier 3, which includes a 1.00 compensation multiplier. The amounts payable to Ms. Betsworth and Mr. Schlossman under the Change in Control Plan are not determinable at this time.

For additional information about FHLBank’s Change in Control Plan, see FHLBank’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 21, 2022.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Topeka

07/08/2022	By: /s/ Carl M. Koupal, III
Date	Name: Carl M. Koupal, III
Title: Senior Vice President, Chief Compliance and Ethics Officer & General Counsel, Corporate Secretary